UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Current Report on Form 8-K filed by Yelp Inc. (the “Company”) with the U.S. Securities and Exchange Commission on February 10, 2015 (the “Original Report”) regarding its acquisition of Eat24Hours.com, Inc. (“Eat24”). The sole purpose of this Amendment is to provide the financial statements, pro forma financial information and accountant’s report required by Item 9.01, which were excluded from the Original Report in accordance with the provisions of that item and are filed as exhibits hereto. All other items in the Original Report remain the same.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Eat24 as of and for the year ended December 31, 2014 are filed as Exhibit 99.3 to this Amendment.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial statements of the Company as of and for the year ended December 31, 2014 giving effect to the acquisition of Eat24 are filed as Exhibit 99.4 hereto.

(c) Exhibits.

Exhibit
Number	Description
23.1	Consent of Independent Registered Public Accounting Firm.
99.1*

Agreement and Plan of Merger, dated February 9, 2015, by and among Yelp Inc., Eat24Hours.com, Inc., Kale Acquisition Corp., Quinoa Acquisition LLC, the Stockholders of Eat24Hours.com, Inc. and Nadav Sharon, as Stockholders’ Agent.

99.2*	Press Release, dated February 10, 2015, entitled “Yelp Acquires Leading Online Food Ordering Service Eat24.”
99.3	Eat24Hours.com, Inc. Audited Consolidated Financial Statements as of and for the Year Ended December 31, 2014.
99.4	Unaudited Pro Forma Condensed Combined Financial Statements of Yelp Inc. as of and for the Year Ended December 31, 2014.

*     Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2015	YELP INC.

	By:	/s/ Rob Krolik
Rob Krolik
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
23.1	Consent of Independent Registered Public Accounting Firm.
99.1*

Agreement and Plan of Merger, dated February 9, 2015, by and among Yelp Inc., Eat24Hours.com, Inc., Kale Acquisition Corp., Quinoa Acquisition LLC, the Stockholders of Eat24Hours.com, Inc. and Nadav Sharon, as Stockholders’ Agent.

99.2*	Press Release, dated February 10, 2015, entitled “Yelp Acquires Leading Online Food Ordering Service Eat24.”
99.3	Eat24Hours.com, Inc. Audited Consolidated Financial Statements as of and for the Year Ended December 31, 2014.
99.4	Unaudited Pro Forma Condensed Combined Financial Statements of Yelp Inc. as of and for the Year Ended December 31, 2014.

*     Previously filed